As filed with the Securities and Exchange Commission on July 31, 1997

                                                  Registration No. 33-56441


                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                     POST-EFFECTIVE AMENDMENT NO. 1 TO

                                FORM S-3

                         REGISTRATION STATEMENT
                                  Under
                       THE SECURITIES ACT OF 1933


                        VALERO ENERGY CORPORATION
         (Exact name of registrant as specified in its charter)

                   Delaware                           74-1244795
        (State or other jurisdiction of            (I.R.S. Employer
        incorporation or organization)           Identification No.)


                          530 McCullough Avenue
                        San Antonio, Texas  78215
                             (210) 246-2000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                          RAND C. SCHMIDT, ESQ.
                           Corporate Secretary
                          530 McCullough Avenue
                        San Antonio, Texas 78215
                             (210) 246-2000
        (Name, address, including zip code, and telephone number,
               including area code, of agent for service)

Deregistration of Securities

     Valero Energy Corporation (the "Company") has previously filed with the Securities and Exchange Commission registration statements on Form S-3 (Registration No. 33-45457 and Registration No. 33-56441), registering the Company's Debt Securities. All of the Company's Debt Securities registered under Registration Statement No. 33-45457 have been sold and such offering terminated. Pursuant to the undertakings set forth in Registration Statement No. 33-56441 and pursuant to Rule 478 of the Securities Act of 1933, as amended, the Company hereby notifies the Securities and Exchange Commission that the Company has terminated the offering under Registration Statement No. 33-56441 and hereby deregisters all Debt Securities which remain unsold under Registration Statement No. 33-56441.

                           SIGNATURES

     Pursuant to the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio and State of Texas, on July 30, 1997.

                                   VALERO ENERGY CORPORATION
                                   (Registrant)


                                   By /s/ William E. Greehey
                                          William E. Greehey,
                                          Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                  Title                           Date


                           Director (Chairman of the
                           Board) and Chief Executive
                           Officer (Principal Executive
/s/ William E. Greehey     Officer                         July 30, 1997
William E. Greehey

                           Director, President and
                           Chief Financial Officer
                           (Principal Financial
                           Officer and Principal
/s/ Edward C. Benninger    Accounting Officer)             July 30, 1997
Edward C. Benninger*


/s/ Ronald K. Calgaard     Director                        July 30, 1997
Ronald K. Calgaard*


/s/ Robert G. Dettmer      Director                        July 30, 1997
Robert G. Dettmer*


/s/ Ruben M. Escobedo      Director                        July 30, 1997
Ruben M. Escobedo*

/s/ James L. Johnson       Director                        July 30, 1997
James L. Johnson*

/s/ Lowell H. Lebermann    Director                        July 30, 1997
Lowell H. Lebermann*


/s/ Susan Kaufman Purcell  Director                        July 30, 1997
Susan Kaufman Purcell*


* By:  /s/ William E. Greehey
        William E. Greehey
        (as Attorney-in-Fact)